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                                    EXHIBIT 1

                           IONIC FUEL TECHNOLOGY, INC.

                    COMPUTATION OF NET LOSS PER COMMON SHARE

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

                                                THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                      MARCH 31                              MARCH 31
                                                2000             1999                 2000             1999
                                           -----------------------------         -----------------------------
Net loss                                   $    (262,317)   $   (367,221)        $    (799,966)    $(1,160,507)
                                            ============      ==========          ============       =========
Average common shares
   outstanding                                14,361,421       6,444,955            12,301,871       6,444,955
                                            ============      ==========          ============       =========

Net loss per common share                  $       (0.02)   $      (0.06)        $       (0.07)    $     (0.18)
                                            ============      ==========          ============       =========

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